Exhibit 99.1

Contact:	For Release:
Brad Cohen	Jan. 13, 2014
Public Relations	1:05 p.m. PST
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Christi Lee
Investor Relations
Quantum Corp.
(253) 334-9823
ir@quantum.com

QUANTUM CORPORATION EXPECTS FISCAL THIRD QUARTER REVENUE AND EARNINGS RESULTS TO EXCEED HIGH END OF GUIDANCE

Company Plans to Build on Efficiency Initiatives and Product/Technology Strengths to Capitalize on Growth Opportunities While Driving Increased Profitability and Cash Flow

SAN JOSE, Calif., Jan. 13, 2014 – Quantum Corp. (NYSE:QTM) today announced preliminary results for the third quarter of fiscal 2014 ended Dec. 31, 2013. The company expects to report revenue of approximately $145 million to $146 million, which would be above the high end of the guidance range provided during its Oct. 23, 2013 earnings announcement. The higher revenue reflects particularly strong sequential improvement in sales of Scalar tape automation systems and DXi® deduplication appliances and year-over-year revenue growth of approximately 20 percent from StorNext® scale-out storage solutions. In addition, Quantum expects non-GAAP net income of $6 million to $7 million, which is better than the high end of the previously announced guidance range.

“We’re pleased with the preliminary results we’ve seen for the December quarter, which demonstrate the strength of our product portfolio and expertise in helping customers rethink their storage strategies to serve their evolving business needs,” said Jon Gacek, president and CEO of Quantum. “Over the past year we’ve made good progress in expanding our solution offerings, improving our sales execution and efficiency, and reducing our cost structure. Our Q3 results reflect the benefits of the actions we’ve taken.”

This quarter Quantum will complete the change to a fully outsourced manufacturing model as previously announced last July, eliminating the remaining 120 positions related to this change. The company also plans to eliminate approximately 60 additional positions across various functions this quarter, reflecting reduced resource needs, better organizational efficiencies and a more focused investment strategy heading into the new fiscal year. As previously disclosed, the outsourcing will reduce overall expense by approximately $10 million annually, primarily reflected in improved non-GAAP gross margin. The additional staffing reductions this quarter are expected to generate $6 million to $8 million annually in further operating expense savings, or $1.5 million to $2.0 million lower quarterly expenses than the comparable period in the prior fiscal year. The changes will take full effect in the company’s fiscal quarter ending June 30, 2014.

“As we begin the new calendar year, we will increase our focus and investment in markets where the combination of changing customer needs and our product and technology strengths offer the greatest opportunities for growth and profitability,” continued Gacek. “In particular, we believe we have an advantage in scale-out shared storage, active archive and cloud-based data protection. We plan to build on our StorNext leadership in end-to-end content workflow, the value of Quantum’s Lattus™ Object Storage as a forever disk archive, our number one market share position in tape automation and our best-in-class DXi deduplication portfolio.”

Quantum will provide more details on its third quarter results and strategic focus in its earnings announcement later this month.

The company will also be presenting at Needham & Company’s 16th Annual Growth Conference on Wednesday, Jan. 15.

About Quantum
Quantum is a leading provider of specialized scale-out storage and data protection solutions for sharing, preserving and accessing digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding backup, archive and content workflow challenges. With Quantum, customers can Be Certain™ they have the end-to-end storage framework to maximize the value of their data by making it accessible whenever and wherever needed, retaining it longer and reducing total cost and complexity. See how at www.quantum.com/customerstories.

###

Quantum, the Quantum logo, Be Certain, DXi, Lattus and StorNext are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding (i) our expected preliminary results for the third quarter of fiscal 2014, (ii) our plans to build on efficiency initiatives and product/technology strengths, (iii) completing our move to a fully outsourced manufacturing model, (iv) eliminating positions, (v) the expected benefits of, and cost savings associated with, the various planned changes and initiatives, (vi) increasing our focus and investment in markets offering the greatest opportunities, and (vii) building on our StorNext leadership, the value of Lattus Object Storage, our market share position in tape automation and our DXi deduplication portfolio are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 7, 2013 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 11, 2013. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management uses these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of amortization of intangibles, outsourcing transition costs, restructuring charges and share-based compensation expense for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Outsourcing Transition Costs
Outsourcing transition costs are expenses attributable to transitioning our manufacturing to an outsourced model. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. As a result, management excludes this item from Quantum’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures that Quantum will provide in its earnings announcement later this month.

Note 1

In the first quarter of fiscal year 2014, Quantum identified an error related to the accounting for certain allowances for estimated future price adjustments to customers which impacted prior reporting periods. As a result, the company’s financial statements for the third quarter and first nine months of fiscal 2013 have been revised. For additional information, refer to our Form 10-Q filed with the Securities and Exchange Commission on August 9, 2013.